Exhibit 10.5

OMNIBUS AMENDMENT

PEPCO HOLDINGS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

WHEREAS, Pepco Holdings, Inc. (the “Company”) or an affiliate of the Company sponsors the following non-qualified deferred compensation plans (collectively, the “Plans”): (1) the 2011 Pepco Holdings, Inc. Supplemental Executive Retirement Plan (the “2011 SERP”); (2) the Pepco Holdings, Inc. Combined Executive Retirement Plan (the “Combined SERP”); and (3) the Conectiv Supplemental Retirement Plan (the “Conectiv SERP”);

WHEREAS, Article 6 of the 2011 SERP, Section 6.5 of the Combined SERP, and Section 8.1 of the Conectiv SERP provide that the Plans may be amended at any time, subject to certain exceptions;

WHEREAS, the Compensation/Human Resources Committee of the Board of Directors of the Company (the “Committee” and the “Board”, respectively) has recommended, and the Board has determined, that it is in the best interests of the Company to amend the Pepco Holdings, Inc. Retirement Plan (the “Retirement Plan”) to provide certain additional retirement benefits and that the Plans shall be amended to the extent necessary so that the amount due under each of the Plans is determined as if the Retirement Plan did not provide the additional benefits; and

WHEREAS, the Board has delegated to the Chief Executive Officer of the Company authority to amend the Plans as provided below.

NOW, THEREFORE, the Plans are hereby amended as follows, effective as of March 23, 2016:

1.	The 2011 SERP is hereby amended to add the following new Section 4.5:

4.5 Notwithstanding any other provision of the Plan, a benefit payable to or on behalf of a Participant under Section 4.1, Section 4.3, or the Schedule of Retirement Benefits, shall be calculated and determined without regard to the Additional Account (as such term is defined in Sub-Plan Four of the Pepco Holdings, Inc. Retirement Plan), if any, payable to or on behalf of such Participant under the Pepco Holdings, Inc. Retirement Plan.

2.	The Combined SERP is hereby amended to add the following new Section 3.8:

3.8 Notwithstanding any other provision of the Plan, a benefit payable to or on behalf of a Participant under Section 3.1, Section 3.3, or Section 3.7 hereof, shall be calculated and determined without regard to the Additional Account (as such term is defined in Sub-Plan Four of the Pepco Holdings, Inc. Retirement Plan), if any, payable to or on behalf of such Participant under the Pepco Holdings, Inc. Retirement Plan.

3.	The Conectiv SERP is hereby amended to add the following new Section 3.5:

3.5 Notwithstanding any other provision of the Plan, a benefit payable to or on behalf of a Participant under Section 3.1, Section 3.2, Section 5.1, or Section 6.2 hereof, shall be calculated and determined without regard to the Additional Account (as such term is defined in Sub-Plan Four of the Pepco Holdings, Inc. Retirement Plan), if any, payable to or on behalf of such Participant under the Pepco Holdings, Inc. Retirement Plan.

IN WITNESS THEREOF, the Company has caused this Amendment to be signed this 23rd day of March, 2016.

ATTEST:		Pepco Holdings, Inc.

By:	/s/ Jane K. Storero	By:	/s/ Joseph M. Rigby
	Jane K. Storero		Joseph M. Rigby
	Secretary		Chairman of the Board, President
and Chief Executive Officer

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